UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2007

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KRISPY KREME DOUGHNUTS, INC.
(Exact name of registrant as specified in its charter)

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North Carolina	001-16485	56-2169715
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

370 Knollwood Street, Winston-Salem, North Carolina 27103
 (Address of principal executive offices)

Registrant’s telephone number, including area code: (336) 725-2981

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2007, Krispy Kreme Doughnuts, Inc. (the “Company”) and Krispy Kreme Doughnut Corporation (“KKDC”) entered into an employment agreement with Sandra K. Michel, the Company’s General Counsel.  On October 3, 2007, the Board of Directors of the Company and the Board of Directors of KKDC approved an amendment to her employment agreement.  The amendment removed the provision in her employment agreement that prohibited Ms. Michel, without the prior written consent of the Board of Directors, from selling or otherwise transferring shares of the Company’s common stock received upon the exercise of her initial grant of stock options or the vesting of her initial grant of shares of restricted stock for one year following the termination of her employment with the Company and KKDC.  This language has been superseded by the adoption of Stock Ownership Guidelines and certain forfeiture provisions by the Company.  The amendment to the employment agreement is filed herewith as Exhibit 10.1.

Item 8.01               Other Events.

On October 3, 2007, the Company issued a press release announcing that it has signed a supply agreement with S&D Coffee, Inc., which has purchased certain of the Company's coffee roasting assets. The Company will continue to offer its existing line of Krispy Kreme signature coffees in its shops, which will now be supplied by S&D Coffee.  A copy of this press release is attached hereto as Exhibit 99.1 and is hereby incorporated into this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Amendment, dated October 3, 2007, to Employment Agreement, dated April 23, 2007, among Krispy Kreme Doughnuts, Inc., Krispy Kreme Doughnut Corporation and Sandra K. Michel.
99.1	Press Release (“Krispy Kreme Signs Supply Agreement With S&D Coffee, Inc.”) dated October 3, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRISPY KREME DOUGHNUTS, INC.
Dated: October 4, 2007
By: /s/ Douglas R. Muir

Douglas R. Muir
Chief Financial Officer